Exhibit 99.1
For Release August 10, 2011
5:00 am Pacific
Clearwire Promotes Erik Prusch to President and CEO; Names John
Stanton Executive Chairman
KIRKLAND, Wash. — August 10, 2011 — Clearwire Corporation (NASDAQ:CLWR) a leading provider of 4G wireless broadband services and the largest wholesale operator in the United States, today announced the promotion of Chief Operating Officer Erik Prusch to President and Chief Executive Officer. John Stanton, the company’s Chairman and interim CEO, will become Executive Chairman of the Board of Directors. Both changes are effective immediately.
“Erik has demonstrated the ability and talent necessary to lead our organization through one of the most competitive periods in the mobile broadband industry’s short history,” said John Stanton. “I strongly believe that under his guidance our business will deliver value to shareholders as we continue to grow our business and leverage our unmatched and unencumbered spectrum advantage.”
“My personal commitment to Clearwire remains strong,” Stanton continued. “Further developing a successful strategic framework that will allow our business to thrive long-term continues to be my top priority.
“Since joining Clearwire I have witnessed tremendous growth and change in the mobile broadband space and I recognize the many opportunities and challenges that lie ahead,” said Erik Prusch. “John and I, as well as the rest of our senior leadership team, are focused on successfully executing the critical tasks needed to grow our business and fully leverage our significant spectrum assets in order to keep Clearwire on course as a leader in mobile broadband and the largest 4G provider in the United States.”
Prusch joined Clearwire in August 2009 as CFO and led the efforts to raise over $6 billion in equity and debt to fund the company’s explosive growth. During his tenure, revenue has increased by 427 percent to an annualized run rate of over $1.2 billion, the subscriber base has grown by 1,352 percent, and margins have improved by 80 percentage points through careful expense controls. He was promoted to COO in March.
Throughout his career he has successfully enabled businesses through periods of rapid growth, operational scaling and expansion financing. Prior to joining Clearwire, Prusch served as President and CEO of Borland Software, where he also previously served as CFO, leading the restructuring of the company and returning the business to profitability. Prior to Borland, he was Vice President of Finance at Intuit, CFO of Identix Incorporated and Vice President and CFO, Finance and Operations at Gateway Computers, Incorporated. Prusch began his career at Touche Ross and PepsiCo. He holds a B.A. from Yale University, and earned an M.B.A. from the Stern School of Business at New York University.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of mobile broadband services. Clearwire’s 4G network currently provides coverage in areas of the U.S. where more than 130 million people live. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with companies such as Sprint, Comcast, Time Warner Cable, Locus Telecommunications, Cbeyond, Mitel and Best Buy. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at http://www.clearwire.com.
Forward-Looking Statements
This release, and other written and oral statements made by Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:
•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.
•	If our business fails to perform as we expect, we may require substantial additional capital, which may not be available on acceptable terms or at all, to be able to continue to operate.
•	Our current plans, and our expectations about becoming Adjusted EBITDA and cash flow positive, are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and implement various cost savings initiatives.
•	We expect that our business will become increasingly dependent on our wholesale partners, and Sprint in particular; if we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into agreements with additional wholesale partners our business prospects, results of operations and financial condition could be adversely affected, or we could be required to revise our current business plans.
•	We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.
•	We believe we need to deploy LTE on our wireless broadband network, alongside mobile WiMAX, to remain competitive; we will incur significant costs to deploy such technology, and will need to raise substantial additional capital to cover such costs. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service.
•	We may experience difficulties in maintaining and upgrading our networks, which could adversely affect customer satisfaction, increase subscriber churn and costs incurred, and decrease our revenues.
•	We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks.
•	Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.
•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.
•	Sprint owns just less than a majority of our shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.
•	Future sales of large blocks of our common stock may adversely impact our stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our

Annual Report on Form 10-K filed on February 22, 2011 and subsequent 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.
CONTACTS:
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire:
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com
Investor Relations:
Alice Ryder, 425-636-5828
Alice.ryder@clearwire.com

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